Exhibit 99.1
Phreesia Announces Fiscal Year End 2020 Results
NEW YORK, April 22, 2020 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the fiscal fourth quarter and year ended January 31, 2020.
Fiscal Fourth Quarter 2020 Highlights

•Revenue was $32.8 million in the quarter as compared to $26.5 million in the same period in the prior year, an increase of 24%.
•Average number of provider clients was 1,603 in the quarter as compared to 1,543 in the same period in the prior year, an increase of 4%.
•Average revenue per provider client was $16,708 in the quarter compared to $14,219 in the same period in the prior year, an increase of 18%.
•Adjusted EBITDA was $1.3 million in the quarter compared to $0.4 million in the same period in the prior year.
•Cash on the balance sheet as of January 31, 2020 was $90.3 million, down $1.1 million from October 31, 2019.
Fiscal Year End January 31, 2020 Highlights

•Revenue was $124.8 million in fiscal 2020 as compared to $99.9 million in fiscal 2019, an increase of 25%.
•Average number of provider clients was 1,571 in fiscal 2020 as compared to 1,490 in fiscal 2019, an increase of 5%.
•Average revenue per provider client was $65,486 in fiscal 2020 as compared to $54,231 in fiscal 2019, an increase of 21%.
•Adjusted EBITDA was $4.8 million in fiscal 2020 as compared to $3.5 million in fiscal 2019.
•Cash on the balance sheet as of January 31, 2020 was $90.3 million, up $88.8 million from January 31, 2019.
Conference Call Information
The Company will hold a conference call on Thursday, April 23, 2020, at 8:30 a.m. Eastern Time to review the Company’s fiscal fourth quarter and fiscal year 2020 financial results. To participate in the Company’s live conference call and webcast, please dial (866) 211-4557 (or (647) 689-6750 for international participants) using conference code number 2346258 or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Recent Events

The Company filed a Current Report on Form 8-K on April 6, 2020 (the “8-K”) to provide an update related to the outbreak of a novel strain of Coronavirus (“COVID-19”) and its impact on the Company’s business. As set forth in the 8-K, COVID-19 has and could continue to materially and adversely impact Phreesia’s business and results of operations. However, the rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. During the interim period since the filing of the 8-K, there has been no change to the information disclosed therein.

Phreesia, Inc.
Balance sheets
(Unaudited)
in thousands, except for shares and per share data

	January 31, 2020	January 31, 2019
Assets
Current:
Cash and cash equivalents	$90,315	$1,543
Settlement assets	12,368	10,217
Accounts receivable, net of allowance for doubtful accounts of $943 and $517	21,978	16,073
Deferred contract acquisition costs	1,720	1,673
Prepaid expenses	5,157	3,811
Total current assets	$131,538	$33,317
Property and equipment, net of accumulated depreciation and amortization of $35,551 and $27,862	14,487	14,211
Capitalized internal-use software, net of accumulated amortization of $19,554 and $14,621	8,735	7,816
Deferred contract acquisition costs	1,594	1,521
Intangible assets, net of accumulated amortization of $271 and $33	1,199	1,437
Long-term deferred tax assets	775	—
Goodwill	250	250
Other assets	180	710
Total assets	$158,758	$59,262
Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current:
Settlement obligations	$12,368	$10,217
Current portion of long-term debt	—	97
Current portion of capital leases	2,324	1,869
Accounts payable	6,017	3,750
Accrued expenses	9,243	5,507
Deferred revenue	5,401	6,488
Total current liabilities	$35,353	$27,929
Long-term debt, net of current portion	19,444	27,918
Capital leases, net of current portion	2,096	2,401
Warrant liability	—	5,498
Total liabilities	$56,893	$63,746
Redeemable preferred stock:
Senior A redeemable preferred stock, $0.01 par value—14,500,000 shares authorized as of January 31, 2019; 13,674,365 issued and outstanding as of January 31, 2019;	—	79,311
Series B redeemable convertible preferred stock, $0.01 par value—10,820,169 shares authorized as of January 31, 2019; 9,197,142 shares issued and outstanding as of January 31, 2019;	—	51,872
Junior convertible preferred stock, $0.01 par value—34,000,000 shares authorized as of January 31, 2019; 32,746,041 shares issued and outstanding as of January 31, 2019;	—	32,746
Redeemable preferred stock, $0.01 par value— 44,000,000 shares authorized as of January 31, 2019; 42,560,530 shares issued and outstanding as of January 31, 2019;	—	42,561
Total redeemable preferred stock	—	206,490
Stockholders’ Equity (Deficit):
Common stock, $0.01 par value—500,000,000 and 80,000,000 shares authorized as of January 31, 2020 and January 31, 2019, respectively; 36,610,763 and 1,994,721 shares issued and outstanding as of January 31, 2020 and January 31, 2019, respectively	366	20
Additional paid-in capital	386,383	—
Accumulated deficit	(284,485)	(210,994)
Treasury stock	$(399)	—
Total stockholders’ equity (deficit)	$101,865	$(210,974)
Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)	$158,758	$59,262

Phreesia, Inc.
Statements of Operation
(Unaudited)
in thousands, except for shares and per share data

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Revenue:
Subscription and related services	$15,064	$12,537	$56,357	$43,928
Payment processing fees	11,719	9,403	46,500	36,881
Life sciences	6,032	4,543	21,927	19,080
Total revenues	32,815	26,483	124,784	99,889
Expenses:
Cost of revenue (excluding depreciation and amortization)	4,237	4,473	16,831	15,105
Payment processing expense	6,936	5,582	27,889	21,892
Sales and marketing	8,187	6,396	32,357	26,367
Research and development	4,860	4,205	18,623	14,349
General and administrative	9,609	5,958	30,458	20,076
Depreciation	2,310	2,037	8,753	7,552
Amortization	1,348	1,130	5,171	4,042
Total expenses	37,487	29,782	140,082	109,382
Operating loss	(4,672)	(3,299)	(15,298)	(9,494)
Other income (expense)	(283)	(173)	(1,023)	(7)
Change in fair value of warrant liability	—	(562)	(3,307)	(2,058)
Interest income (expense)	(676)	(1,045)	(2,445)	(3,504)
Total other income (expense)	(959)	(1,780)	(6,775)	(5,568)
Loss before benefit from (provision for) income taxes	(5,631)	(5,080)	(22,073)	(15,062)
Benefit from (provision for) income taxes	1,963	—	1,780	—
Net loss	(3,668)	(5,080)	(20,293)	(15,062)
Preferred stock dividend paid	—	—	(14,955)	—
Accretion of redeemable preferred stock	—	—	(56,175)	(30,199)
Net loss attributable to common stockholders, basic and diluted	$(3,668)	$(5,080)	$(91,423)	$(45,261)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(2.58)	$(4.50)	$(24.53)
Weighted-average common shares outstanding, basic and diluted	36,010,388	1,971,031	20,301,189	1,844,929

Phreesia, Inc.
Statements of Cash Flows
(Unaudited)
in thousands, except for shares and per share data

	For the fiscal years ended January 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(20,293)	$(15,062)	(18,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,924	11,594	9,640
Stock-based compensation expense	6,177	1,447	805
Change in fair value of warrants liability	3,307	2,058	598
Amortization of debt discount	445	798	904
Loss on extinguishment of debt	1,073	—	—
Cost of Phreesia hardware purchased by customers	741	585	—
Deferred contract acquisition costs amortization	1,977	1,640	1,389
Deferred tax asset	(775)	—	—
Changes in operating assets and liabilities
Accounts receivable	(5,905)	(3,765)	(3,382)
Prepaid expenses and other assets	(312)	(576)	(319)
Deferred contract acquisition costs	(2,097)	(2,500)	(1,773)
Accounts payable	(30)	2,367	(2,057)
Accrued expenses and other	3,681	(2,317)	1,968
Deferred revenue	(1,087)	1,601	(723)
Net cash provided by (used in) operating activities	$826	$(2,130)	$(11,142)
Cash flows used in investing activities:
Acquisition	—	(1,190)	—
Capitalized internal-use software	(5,305)	(5,109)	(5,375)
Purchase of property and equipment	(7,015)	(4,724)	(6,590)
Net cash used in investing activities	$(12,320)	$(11,023)	$(11,965)
Cash flows from financing activities:
Proceeds from IPO	$130,781	$—	—
Proceeds from revolving line of credit	9,876	14,800	12,400
Payments of revolving line of credit	(17,676)	(7,000)	(20,400)
Proceeds from term loan	20,000	—	—
Proceeds from loan payable	—	—	10,000
Repayment of term loan	(1,042)	(1,167)	(1,167)
Repayment of loan payable	(20,000)	—	—
Payment of preferred stock dividends	(14,955)	—	—
Payment on capital leases	(1,898)	(2,470)	(1,929)
Debt extinguishment costs	(300)	—	—
Debt issuance costs	(112)	(136)	(224)
Proceeds from issuance of preferred stock, net	—	—	32,459
Proceeds from issuance of common stock upon exercise of stock options	1,809	361	147
Payment of offering costs	(6,217)	(195)	—
Net cash provided by financing activities	$100,266	$4,193	$31,286
Net increase in cash and cash equivalents	88,772	(8,960)	8,179
Cash and cash equivalents – beginning of period	1,543	10,503	2,323

Cash and cash equivalents – end of period	$90,315	$1,543	$10,503
Disclosures of additional investing and financing activities:
Supplemental information:
Property and equipment acquisitions through capital leases	$2,047	$4,425	$781
Deferred debt issuance costs included in accrued expenses	$—	$—	$100
Deferred issuance costs included in accounts payable and accrued expenses	$—	$344	$—
Purchase of property and equipment and capitalized software included in accounts payable	$1,253	$—	$—
Shares issued in connection with acquisition	$—	$162	$—
Issuance of warrants related to debt	$833	$—	$—
Net exercise of preferred stock warrant	$—	$—	$28
Cash payments for:
Interest	$2,310	$2,799	$2,799

Non-GAAP financial measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss, before net interest expense (income), provision for income taxes, depreciation and amortization, and before non-cash based compensation expense, non-cash change in fair value of warrant liability and net other income (expense).
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this release and our Annual Report on Form 10-K because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; (4) other interest (expense); and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands, unaudited)	2020	2019	2020	2019
Net loss	$(3,668)	$(5,080)	$(20,293)	$(15,062)
Interest (income) expense	676	1,045	2,445	3,504
Depreciation and amortization	3,657	3,167	13,924	11,594
Stock-based compensation expense	2,345	497	6,177	1,447
Change in fair value warrant liability	—	562	3,307	2,058
(Benefit from) provision for income taxes	(1,963)	—	(1,780)	—
Other (income) expense	283	173	1,023	7
Adjusted EBITDA	$1,330	$364	$4,803	$3,548

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses (Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
(in thousands)	2020	2019	2020	2019
GAAP operating expenses
General and administrative	9,609	5,958	$30,458	$20,076
Sales and marketing	8,187	6,396	32,357	26,367
Research and development	4,860	4,205	18,623	14,349
Cost of revenue	4,237	4,473	16,831	15,105
	$26,893	$21,032	$98,269	$75,897
Stock compensation included in GAAP operating expenses
General and administrative	1,548	361	3,901	902
Sales and marketing	507	75	1,370	298
Research and development	311	61	796	247
Cost of revenue	(21)	—	110	—
	$2,345	$497	$6,177	$1,447
Adjusted operating expenses
General and administrative	$8,061	$5,597	$26,557	$19,174
Sales and marketing	7,680	6,321	30,987	26,069
Research and development	4,549	4,144	17,827	14,102
Cost of revenue	4,258	4,473	16,721	15,105
	$24,548	$20,535	$92,092	$74,450

Phreesia, Inc.
Key Metrics

	Three months ended January 31,		Fiscal year ended January 31,
	2020	2019	2020	2019
Key Metrics:
Provider clients (average over period)	1,603	1,543	1,571	1,490
Average revenue per provider client	$16,708	$14,219	$65,486	$54,231
Patient payment volume (in millions)	$477	$369	$1,865	$1,446

•Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In one specific case wherein we act as a subcontractor providing white-label services to our partner’s clients, we treat this contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our Platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our Platform and software for our provider clients and their patients.

•Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of our existing provider client relationships.

•Patient payment volume. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards, cash and check. Patient payment volume is a major driver of our payment processing revenue, and we believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients. Credit and debit patient payment volume processed through our payment facilitator model represented 82% and 83% of our patient payment volume in fiscal 2020 and 2019, respectively. The remainder of our patient payment volume is composed of credit and debit transactions for which Phreesia acts as a gateway to another payment processor, and cash and check transactions. Credit and debit patient payment volume processed through our payment facilitator model represented 82% and 83% in the three months ended January 31, 2020 and 2019, respectively.

Available Information
Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Phreesia’s plans, intentions, expectations, strategies and prospects. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, costs of revenue and operating expenses and our business outlook for fiscal 2020; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Phreesia’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Phreesia as of the date hereof, and Phreesia disclaims any obligation to update any forward-looking statements, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.
ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950
Media:

Maureen McKinney
Phreesia Inc.
mmckinney@phreesia.com
773-330-8908